                                                 EXHIBIT 10.54

                                                   AGREEMENT

                                                                                                  EXHIBIT 10.54

                                                Agreement

                  AGREEMENT, dated as of February 1, 2001, by and between Phoenix Investment Partners, Ltd.
having its executive offices at 56 Prospect Street, Hartford, CT 06115 (the "Company"), and Michael Haylon,
(the "Executive") residing in West Hartford, Connecticut.

                                             W I T N E S S E T H :
                                             - - - - - - - - - -

                  WHEREAS, the Company's board of directors recognizes that the business strategies and plans of the Company, the Company's parent, Phoenix Home Life Mutual Insurance Company, a New York life insurance company having its executive offices at One American Row, Hartford, Connecticut 06115 ("Parent") or, in the
event of Parent's demutualization, of its sole shareholder (the "Holding Company" and, together with the Parent and the Company, the "Relevant Companies", and the Relevant Companies, together with their subsidiaries,
"Phoenix") may require management of a Relevant Company to pursue a merger or other business combination of the
Relevant Company with another company, which business combination could result in a change in control of the
Company, a consequence of which could be adjustments in the Company's management, including career changes for executives of the Company, the prospect of which is unsettling to the Company's management, including the
Executive and other executives of the Company; and

                  WHEREAS, the Company's board of directors desires to assure a continuing dedication by the
Executive to the Executive's duties to the Company notwithstanding the Relevant Companies' strategies and prospects respecting a business combination and, in particular, believes it imperative, should a Relevant
Company pursue a proposal with respect to a business combination, for the Executive, without being influenced by the uncertainties of the Executive's own situation, to assess and advise the Company's board of directors with respect to such proposal (or any alternative) and to assist the Company in taking such other actions regarding such proposal as might be appropriate; and

                  WHEREAS, for this reason the Company's board of directors has determined that it is in the best interests of the Company for the Company to provide for payment to the Executive of appropriate compensation, in addition to that which the Company has otherwise provided for the Executive, in the event the
Executive's employment with the Company should terminate under the circumstances described in this Agreement;

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                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the Company and the
Executive hereby agree as follows:

SECTION 1.  EFFECTIVE DATE AND TERM OF AGREEMENT.

                  (a)    This Agreement is effective and binding on both parties as of the date hereof and, subject to Section 2(b) hereof and to Section 2(c) hereof, shall continue to apply in accordance with its terms to a termination of the Executive's employment with the Company occurring on or before December 31, 2002;
provided, however, that, as of January 1, 2001, and each January 1 thereafter, this Agreement shall automatically be extended to apply in accordance with its terms to a termination of the Executive's employment with the Company occurring on or before one (1) additional year has elapsed unless, not later than
September 30 of the preceding year, the Company shall have given notice that it does not wish so to extend this
Agreement; and provided, further, that, notwithstanding any such notice by the Company not to so extend this
Agreement, if a Change in Control (as hereinafter defined) shall have occurred, during the original or extended period, this Agreement shall continue to apply in accordance with its terms to a termination of` Executive's employment with the Company occurring on or before the expiration of three (3) years after the occurrence of such Change in Control. Notwithstanding the present effectiveness of this Agreement and except to the extent expressly otherwise provided in Sections 1(d) and 2(b) of this Agreement, the provisions of Sections 3 and 4 of this Agreement shall become operative only when, as and if there has been a Change in Control.

                  (b)    For purposes of this Agreement, a change in control of the Company (a "Change in
Control") shall be deemed to have occurred upon the first occurrence after the date hereof of any of the following events:

                         (i)    the occurrence of such a change in control of the direction and administration of a Relevant Company's business as would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof and any successor provision of the regulations under the Exchange Act, if the
Relevant Company was required at the time of such occurrence to report under such provisions (whether or not the Relevant Company is subject to the reporting provisions of Section 12 of the Exchange Act and to such reporting requirement); or

                         (ii)   if the individuals who, at the beginning of the period commencing two (2) years earlier, constituted a Relevant Company's board of directors cease for any reason to constitute at least a majority of such company's board of directors, provided however, that any person who is a "Continuing Director"
(as defined below) shall be deemed for this purpose to have been a member of the board on the first day of such two-year period; or

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                         (iii)  a Relevant Company's board of directors shall approve a sale of all or substantially all of the assets of such Relevant Company and such transaction shall have been consummated; or

                         (iv)   if at the time the Parent is a stock corporation and, prior to the fifth (5th)
anniversary of the effective date of its demutualization, five percent (5%) or, if after such fifth anniversary, ten percent (10%) (or, in either case, such higher percentage (not to exceed twenty percent (20%))
at which approval by the New York Insurance Department is required to effect such an acquisition) or more of the combined voting power of securities of a Relevant Company are acquired by an individual, entity, any employee benefit plan sponsored or maintained by a Relevant Company or a subsidiary thereof, or group acting in concert, in each case, other than the Holding Company or any of its subsidiaries; or

                         (v)    at any date after the date hereof, a Relevant Company is voluntarily or involuntarily dissolved or liquidated or otherwise ceases business operations; or

                         (vi)   a Relevant Company's board of directors shall approve any merger, consolidation or like business combination or reorganization of such Relevant Company such transaction shall have been consummated and a majority of the individuals who constituted directors of the Relevant Company on the day the board of directors approved such transaction cease for any reason, at any time within two (2) years after the consummation of such transaction, to constitute a majority of such board of directors or of the board of directors of any successor company resulting from such merger, consolidation, or like business combination or reorganization; provided, however, that any person who is a "Continuing Director" (as defined below) shall be deemed for this purpose to have been a member of the board on the first day of such two-year period.

For purposes of this Agreement, "Continuing Directors" shall mean (i) the directors of the Relevant Companies in office on the date hereof or, in the case of the Holding Company, its directors immediately preceding any demutualization of the Parent and (ii) any successor to any such director, or any additional director, who (A)
after the date hereof was nominated or selected by a majority of the Continuing Directors of the Relevant
Company of issue in office at the time of his/her/her nomination or selection (other than any such nomination or selection of an individual as a director of a Relevant Company or any successor to a Relevant Company who was so nominated or selected in connection with the settlement of a threatened or actual proxy contest involving or, a proposed or consummated merger, consolidation or like business combination or reorganization of, such Relevant Company or (B) who has been accepted in writing as a Continuing Director for purposes of this
Agreement by the Executive.

                  (c)    It is hereby provided, however, that in no event shall the reorganization of the
Parent from a mutual to a stock company, the acquisition of the

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Parent's shares by the Holding Company or the initial public offering of the shares of the Holding Company be treated, individually or collectively, as a "Change in Control" for purposes of this Agreement and in no event shall any benefits be payable hereunder as a result of any such events.

                  (d)    The Company shall be obligated to make the payments and provide the benefits described in Section 4 hereof following, and the provisions of Section 3 hereof shall apply to, a Change in Control only if such Change in Control shall have occurred within the period of Executive's employment with the Company.
Except as provided in the next following sentence, if the Executive ceases employment prior to the occurrence of a Change in Control, the Company's and Executive's obligations shall terminate automatically upon such termination and, except as provided in Section 5(a) hereof, neither party shall have any obligation to the other hereunder. If the Company terminates the Executive's employment during the period established under
Section 2(b) of this Agreement other than for Cause, the Executive shall, solely for purposes of determining his/her/her right to severance benefits under this Agreement, be deemed to have remained employed by the
Company until the day following the Change in Control and to have then been terminated by the Company without
Cause.

SECTION 2.  EMPLOYMENT OF EXECUTIVE.

                  (a)    Except as provided in Section 2(b) below, nothing in this Agreement shall affect any right which the Executive may otherwise have to terminate his/her employment from the Company, nor shall anything in this Agreement affect any right which the Company may have to terminate the Executive's employment at any time in any lawful manner, subject to the Company's obligations at law and to make the payments and provide the benefits to the Executive pursuant to Section 4 of this Agreement. It is agreed and understood that this Agreement supercedes any prior severance agreement which related to change of control and other business events as determined by a Relevant Company and, which provided benefits substantially similar to those provided under this Agreement. Any such prior agreement entered into between a Relevant Company or a subsidiary thereof and the Executive shall be deemed to be terminated and shall be of no force or effect upon the execution of this Agreement.

                  (b)    In the event any person or organization commences any steps necessary in accordance with law to effect a Change in Control (including, without limitation, the solicitation of proxies with respect to the election of directors in opposition to the nominees of the board of directors of the Parent or the
Holding Company or, if the Parent is converted to a stock company, the commencement of a tender or exchange offer for the percentage of the Parent's or the Holding Company's voting securities as described in Section
1(b)(iv) hereof,), the Executive agrees that, in order to receive the benefits provided by this Agreement, he/she will not voluntarily leave the employ of the Company and will continue to perform his/her/her regular duties and to render his/her/her services on a full- time basis to the Company and the Company agrees to continue to employ the Executive in each case, until such person or organization has abandoned or

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terminated its efforts to effect a Change in Control (as determined by the Company's Board of directors) or until a Change in Control has occurred.

                  (c)    Should the Executive voluntarily terminate his/her/her employment before any effort to effect a Change in Control has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control and at a time when no other such effort is then in process, this Agreement shall at such time lapse and be of no further force or effect.

SECTION 3.  TERMINATION FOLLOWING CHANGE IN CONTROL.

                  (a)    If a Change in Control shall have occurred, the Executive shall be entitled to the benefits provided in Section 4 hereof upon any subsequent termination of his/her/her employment within three
(3) years following such Change in Control, unless (i) in connection with such termination, the Executive becomes employed with a former division of a Relevant Company or a subsidiary of a Relevant Company as a result of a sale or spin- off of such division or subsidiary, on substantially equivalent terms as, or better terms than, those in effect immediately prior to the Change in Control, or (ii) such termination is (A) due to the
Executive's death or Retirement (as hereinafter defined) or (B) by reason of discharge by the Company by reason of the Executive's Disability (as hereinafter defined) or for Cause (as hereinafter defined), (C) or by the
Executive other than for Good Reason (as hereinafter defined).

                  (b)    If following a Change in Control, the Executive's employment shall be terminated for
Cause or by the Executive for other than Good Reason, the Company shall pay to the Executive his/her/her full
Base Salary (as hereinafter defined) through the Date of Termination (as defined in Section 3(e) hereof) at the rate in effect at the time Notice of Termination (as defined in Section 3(d) hereof) is given and any amounts and benefits to be paid to the Executive in accordance with the terms of his/her/her employment
(notwithstanding that a Change in Control shall have occurred), including any vested benefits under any Phoenix employee benefit plan and the Company shall have no further obligations to the Executive under this Agreement.

                  (c)    For purposes of this Agreement:

                         (i)   "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which, at the relevant time, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                         (ii)   "Disability" shall mean such physical or mental condition of the Executive as shall have rendered the Executive unable (with reasonable accommodation by the Company), for a period of more than one hundred eighty (180) days, to perform the essential functions of his/her/her job and as leads the
Company's board of directors, in its sole discretion, to determine to remove the Executive from

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his/her/her position and to appoint his/her/her successor in order to provide, in the judgment of such board for the proper conduct of the Company's business. Notwithstanding the foregoing, no termination shall be treated as on account of Disability unless the Executive is eligible at the time of such termination to receive benefits under the Parent's or Relevant Company's Short Term Disability Plan or Long Term Disability Plan (the
"Disability Plans") in accordance with the terms of those Disability Plans.

If the Executive is entitled to benefits under such Disability Plans, he/she shall be entitled to receive the benefits provided thereunder, and shall be entitled to receive the payments and benefits provided by Section 4 hereof, provided that, in the event that at any time prior to the earlier of (A) the first (1st) anniversary of the Executive's Date of Termination (as defined in Section 3(e) hereof) and (B) the third (3rd) anniversary of the date on which the Change in Control occurred, the Executive is no longer eligible for benefits provided under either Disability Plan, he/she shall be entitled to the benefits provided under Section 4 of this
Agreement as though his/her/her employment were terminated without Cause on the date upon which his/her/her eligibility for such benefits ceases unless a Relevant Company shall offer him/her employment, to commence immediately, with at least the same or greater duties and responsibilities as he/she received, held or performed immediately prior to his/her/her termination for Disability. It is hereby provided that, if the
Executive returns to work as provided above, the Executive shall be entitled to exercise the right to terminate his/her/her employment as provided in Section 3(c)(iv)(F) hereof within a thirty day period following the first anniversary of his/her/her return to work. It is further provided that, if the Executive is no longer eligible for Disability benefits as described above after the expiration of the time period described in "(A)" and "(B)"
above, he/she shall be entitled to fifty (50%) of the payments and one half the benefit continuation period provided under Section 4 hereof in the same manner and subject to the same conditions as otherwise described above upon cessation of Disability.

                         (iii)  "Retirement" shall mean that the Executive shall have retired after reaching the normal or (at the Executive's election) an early retirement date provided in the retirement plan of the
Company or an Affiliate of the Company that is applicable to the Executive as in effect on the date of the
Change in Control.

                         (iv)   "Cause" shall mean any one of the following events:

                                (A)    the conviction of the Executive in a court of law of a felony or of any crime involving the misuse or misappropriation of money or other property of another; or

                                (B)    the Executive's failure or refusal to perform legal directives of the
Company's board of directors or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the Executive's employment duties and responsibilities and which failure or refusal is not remedied by the Executive within thirty (30) days after notice of such non-
performance is given to Executive; or

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                                (C)   the performance by the Executive of any act inconsistent with the
Executive's duties hereunder that results in a material adverse effect on Phoenix; or

                                (D)   any willful misconduct or illegal conduct by the Executive that has a material adverse effect on Phoenix; or

                                (E)   any action by the Executive which materially violates Phoenix's conflict of interest policy, as in effect of the date immediately prior to the Change in Control.

Notwithstanding the foregoing provisions of this subparagraph, the Executive shall not be deemed to have been terminated for Cause for the purposes of this Agreement by reason of any imperfection in the performance of his/her/her duties to the Company, unless and until (i) there shall have been delivered to the Executive a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the board of directors of the Company (or that of its successor) at a meeting called and held for such purpose
(after reasonable notice to the Executive and an opportunity for the Executive, together with his/her/her counsel, to be heard before the board of directors), finding in the good faith opinion of the board of directors that the Executive was guilty of conduct so constituting Cause and stating the particulars thereof in detail; and (ii) the Executive shall have had a reasonable period, not to exceed sixty (60) days, to remedy any correctable problem. In the event of termination of the Executive's employment for Cause, the Executive shall be entitled to such benefits, if any, under the Relevant Companies' retirement, insurance and other benefit plans and programs as may be provided thereby and applicable to the Executive, in such circumstances, as if the
Executive and the Company had not entered into this Agreement.

                         (v)    "Good Reason" shall mean:

                                (A)   without the Executive's express written consent, any reduction in his/her/her title or any material reduction in his/her/her position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the Executive prior to the Change in Control provided, however, that a transfer of the Executive's employment from the Company to an Affiliate of the
Company shall not constitute a reduction in title, position, duties or responsibilities so long as the position held with such Affiliate provides the Executive with duties, authority and responsibilities at least comparable to those held by the Executive as an officer of the Company and the Executive's title with the Affiliate is at least commensurate with the titles held at such time by officers of the Company performing duties and responsibilities at a comparable level; or

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                                (B)   a change of more than twenty-five (25) miles in the location where the
Executive regularly provides his/her/her services to the Company without the Executive's consent; or

                                (C)   a reduction of the Executive's Base Salary (as hereinafter defined) or
Target Incentive Compensation (as hereinafter defined); or

                                (D)   (1) a material reduction in benefits provided or the contributions made under any qualified or non-qualified pension, retirement or defined contribution plans in which the Executive participated immediately prior to the Change in Control, (2) a material reduction in the health or long term disability benefits available to the Executive and his/her/her eligible dependents from those benefits in effect immediately prior to the Change in Control or a material change in the conditions for the Executive to become eligible for the same post-retirement health benefits provided to retirees immediately prior to the
Change in Control or, (3) a material reduction in the aggregate value of other welfare benefits available to the Executive immediately prior to the Change in Control;

                                (E)   a material reduction in the long-term incentive compensation opportunities made available to the Executive from those opportunities made available, on average, during the three (3) year period ended with the last day of the last fiscal year ended prior to the Change of Control, excluding any time during such three (3) year period when the Company was not a wholly-owned subsidiary of the
Parent.

                                (F)   any purported termination by the Company of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(d) hereof;
provided however, that, notwithstanding anything else contained herein to the contrary, any termination of employment by the Executive for any reason within the thirty-day (30-day) period following the first (1st)
anniversary of the date on which a Change in Control occurs shall, for all purposes of the Agreement, be treated as a termination for Good Reason.

                         (vi)   "Base Salary" shall mean the annual salary paid to the Executive immediately prior to the Change in Control.

                         (vii)  "Target Incentive Compensation" shall mean the target incentive award(s) that may be earned by achievement of specified performance objectives, under the annual and long term incentive compensation plan or plans in which the Executive participated immediately prior to the Change in Control.

                  (d)    Any purported termination of the Executive's employment by reason of the Executive's
Disability or for Cause, or by the Executive for Good Reason, shall be communicated by written Notice of
Termination to the other party hereto in accordance with Section 5(f) hereof. For purposes of this Agreement, a
"Notice of

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Termination" shall mean a notice given by the Executive or by the Company, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the determination of the payments required to be made under this
Agreement; provided, however, that the Executive shall not be entitled to give a Notice of Termination to the effect that he/she is terminating his/her/her employment for Good Reason after the expiration of ninety (90)
days following the last to occur of the events claimed by him/her to constitute Good Reason.

                  (e)    For purposes of this Agreement, "Date of Termination" shall mean (i) if the
Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given
(provided that the Executive shall not have returned to the full- time performance of his/her/her duties during such thirty-day (30 day) period) and (ii) if the Executive's employment is terminated for Cause or Good Reason, the date specified in the Notice of Termination, which shall be not more than thirty (30) days after such
Notice of Termination is given. If within twenty (20) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute (as defined below) exists, the parties agree to pursue promptly the resolution of such dispute with reasonable diligence. Pending the resolution of any such Dispute, the Company shall make the payments and provide the benefits provided for in
Section 4 hereof to the Executive. In the event that it is finally determined, either by mutual written agreement of the parties, by a binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or as to which the time for appeal therefrom has expired and from which no appeal has been perfected), that a challenged termination by reason of the Executive's Disability or for Cause was justified, or that a challenged termination for Good Reason was not justified, then all sums paid by the Company to the Executive from the Date of Termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this Section 3(f), less any amount otherwise required to be paid to the Executive in such circumstances under the terms of the Executive's employment, shall be repaid promptly by the Executive to the Company, with interest from the time of payment to the Executive to the date of repayment to the Company at the "prime rate" from time to time announced by The Chase Manhattan Bank, N.A. to be in effect during such period for loans to commercial borrowers. In the event that it is finally determined that a challenged termination by reason of the Executive's Disability or for Cause was not justified, or that a challenged termination for Good Reason was justified, then the Executive shall be entitled to retain all sums paid to the Executive pending resolution of the Dispute.

                  (f)    For purposes of this Agreement, "Dispute" shall mean (i) in the case of termination of the Executive's employment for Disability or Cause, that the Executive challenges the existence of Disability or Cause and (ii) in the case of termination of the Executive's employment for Good Reason, that the Company challenges the existence of Good Reason.

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SECTION 4.  PAYMENTS AND BENEFITS UPON TERMINATION.

                  (a)    If required pursuant to Section 3(a) hereof, the Company will pay to the Executive as compensation for services rendered:

                         (i)    Severance Benefits:

                                (A) not later than the fifteenth (15th) day after the Date of Termination, the
Executive's Base Salary through the Date of Termination, any accrued and unpaid vacation time, and any other benefits then earned and payable to Executive through the Date of Termination in accordance with the terms of his/her/her employment; and

                                (B)   a lump sum severance payment equal to two (2) times the sum of
(1) and (2),

                                (1)   the Executive's Base Salary and,

                                (2)   an amount equal to the highest of the last three (3) years of short-term incentive compensation under the annual incentive plan maintained by the Company or an Affiliate of the Company and applicable to the Executive; and

                                (C)   a lump sum severance payment equal to a full payment of all current long term cash cycles in which the Executive participated under the Parent's Long Term Incentive Plan. The payment will be calculated based on a straight line projection of the results to date of all current cash cycles or the average actual payout to the Executive of the last two completed long term cycles, expressed as a percent of target, whichever is higher. Payment for each cycle will be calculated as if the Executive was a plan participant for the full term of each of his/her/her current long term cash cycles.

                                (D)   except as provided below, a lump sum severance payment equal to the excessof

                                (1)   the present value of the retirement benefits (whether or not otherwise vested) the Executive would have accrued under the qualified and non-qualified defined benefit retirement plans in which the Executive was participating at the Date of Termination (the "Applicable Retirement Plans") had the
"Executive" continued to work for the Company for two (2) additional years from the Date of Termination at the same rate of compensation that would otherwise be taken into account for purposes of determining the
Executive's accrued benefits at the Date of Termination and received as compensation for such services, the severance benefits payable under sub-clause (B) of this Section 4 and achieved the age that he/she would have achieved at the end of such two (2) year period, over

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                                (2) the present value on the Date of Termination of all the Executive's vested accrued benefits under such Applicable Retirement Plans.

For this purpose, all calculations of present value shall be made based on the actual assumptions used on the date immediately prior to the occurrence of a Change in Control under whichever of the Applicable Retirement
Plans the benefits would otherwise have been provided.

                         It is hereby provided that if, as of the Executive's Termination Date, the Executive
has satisfied the requirements for early retirement eligibility as provided under the Applicable Retirement
Plans, then in lieu of the lump sum benefit described above, the value of such benefit shall be payable, at the
Executive's option, in the form of a non-qualified monthly annuity determined as provided under the Applicable
Retirement Plans and payable in the same benefit form and at the same time as other benefits under such
Applicable Retirement Plans.

                                (E)   a lump sum severance payment equal to the present value of the two (2)
years of matching contributions under the Parent's qualified and non-qualified defined contribution savings plans or similar plans maintained by the Company or an Affiliate of the Company and applicable to the Executive based on the level of matching contribution in effect for the Executive on the Date of Termination.

                         (ii)   Continuation of Benefits. Effective with the Date of Termination, the Executive shall be entitled after the Date of Termination until the two year (2) anniversary of the Date of Termination
(the "End Date"), to continue participation in all of the group health, group life employee benefits and long term disability plans maintained by the Company or an Affiliate of the Company and applicable to the Executive on the Date of Termination (the "Group Benefit Plans"). To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, the Company or an Affiliate of the Company shall provide a comparable benefit under another plan or from the Company's general assets. The Executive's participation in the Group Benefit Plans will be on the same terms and conditions (including, without limitation, any condition that the Executive make contributions toward the cost of such coverage on the same terms and conditions generally applicable to similarly situated employees and, including coverage eligibility for the Executive's spouse and dependent children) that would have applied had the Executive continued to be employed by the Company through the End Date.

                         (iii)  Outplacement Services. The Executive shall be provided at the Company's expense with outplacement services customary for executives at his/her/her level (including, without limitation, office space and telephone support services) provided by a qualified and experienced third party provider mutually selected by the Company and the Executive.

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                         (iv)   Deemed Vesting for Certain Benefits. Effective as of the Date of Termination,
the Executive shall be deemed to have met all service and other requirements for full vesting of benefits under all stock option or other stock or equity compensation plans in which the Executive participates to the extent that the Executive had not already vested in such benefits as of the Date of Termination. The value of any benefits as reasonably determined by the Company and not otherwise payable under such above-referenced plans, shall be payable hereunder as a lump sum at the same time and in the same manner as amounts specified in
Section 4(a)(i) above.

                  (b)    Certain Further Payments by the Company.

                         (i)    In the event that any amount or benefit paid or distributed to, or on behalf of the Executive pursuant to this Agreement, taken together with any amounts or benefits otherwise paid or distributed to or on behalf of the Executive by the Company or any Affiliate of the Company (collectively, the
"Covered Payments"), are or become subject to the tax (the "Excise Tax") imposed under Section 4999 of the
Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax that may hereafter be imposed, the
Company shall pay to the Executive at the time specified in Section 4(b)(iv) below an additional amount (the
"Tax Reimbursement Payment") such that the net amount retained by the Executive with respect to such Covered
Payments, after deduction of any Excise Tax on the Covered Payments and any Federal, state and local income or employment tax and Excise Tax on the Tax Reimbursement Payment provided for by this Section 4(b), but before deduction for any Federal, state or local income or employment tax withholding on such Covered Payments, shall be equal to the amount of the Covered Payments.

                         (ii)   For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                                (A)   such Covered Payments will be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the good faith judgment of the Company's independent certified public accountants (or, if the
Company does not have its own accounting firm, the Parent's independent certified public accounts) appointed prior to the Change in Control Date or tax counsel selected by such Accountants (the "Accountants"), the
Company has a reasonable basis to conclude that such Covered Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for personal services actually rendered
(within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax, and

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                                                                                                  EXHIBIT 10.54

                                (B)   the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                         (iii)  For purposes of determining the amount of the Tax Reimbursement Payment, the
Executive shall be deemed to pay:

                                (A)   Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made, and

                                (B)   any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal Income taxes which could be obtained from the deduction of such state or local taxes if paid in such year.

                         (iv)   In the event that the Excise Tax is subsequently determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount taken into account hereunder in calculating the Tax Reimbursement Payment made, the Executive shall repay to the Company, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Tax Reimbursement Payment that would not have been paid if such Excise Tax had been applied in initially calculating such Tax Reimbursement Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the
Tax Reimbursement Payment to be refunded to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed interest received or credited to the
Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Executive's good faith claim for refund or credit is denied.

                  In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) at the time that the amount of such excess is finally determined.

                         (v)    The Tax Reimbursement Payment (or portion thereof) provided for in
Section 4(b)(i) above shall be paid to the Executive not later than ten (10)

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                                                                                                  EXHIBIT 10.54

business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax
Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Executive by such date an amount estimated in good faith by the
Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax
Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than forty-five (45) calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable of the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

SECTION 5.  GENERAL

                  (a)    The Executive, after termination of his/her/her employment, shall retain in confidence any confidential or proprietary information known to him/her concerning Phoenix and its business so long as such information is not publicly disclosed and shall not use such information in any way injurious to Phoenix except for any disclosure to which an authorized officer of the Holding Company has consented or any disclosure or use required by any order of any governmental body or court (including legal process). If requested, the
Executive shall return to Phoenix any memoranda, documents or other materials possessed by the Executive and containing confidential or proprietary information of Phoenix. Further, the Executive agrees not to induce, encourage or solicit either directly or indirectly, any employee, officer, agent, broker, registered representative, manager, to terminate his/her/her relationship with the Company, its subsidiaries or affiliates for a period of eighteen (18) months.

                  (b)    If litigation shall be brought to enforce or interpret any provision contained herein or any third party shall commence any litigation challenging the validity or enforceability of this Agreement, the Company shall pay the Executive for attorneys' fees and disbursements reasonably incurred by the Executive in connection with such litigation promptly upon presentation thereof and the Company shall pay prejudgment interest to Executive, if any, calculated at the prime rate (as provided by section 3(e) hereof) from the date that payment should have been made under this Agreement to the date of payment

                  (c)    The Company's obligation to make the payments and to provide the benefits to the
Executive required hereby are absolute and unconditional and shall not be affected by any setoff, claim, counterclaim, recoupment or other right which the Company may have against the Executive or anyone else. All amounts payable by the Company hereunder shall be payable without notice or demand. The Executive shall not be required to seek or take any employment or undertake any other business activities in order to mitigate the payments and benefits required to be provided to the Executive

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                                                                                                  EXHIBIT 10.54

pursuant to this Agreement and the payments and benefits so required to be provided to the Executive shall not be mitigated by any earnings of the Executive resulting from any employment or other business activities the
Executive may undertake after the termination of his/her/her employment with the Company.

                  (d)    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company by written agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this
Agreement, the term "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement required by this Section 5(c) or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

                  (e)    This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts or other benefits would still be payable or made available to the Executive hereunder if the Executive had continued to live, all such amounts, or benefits, unless otherwise provided herein, shall be paid or otherwise made available in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the
Executive's estate.

                  (f)    For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or upon receipt if mailed by United States registered mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier service (appropriately marked for overnight delivery). Such notices and communications are to be addressed as follows:

                  If to the Executive:      Michael Haylon
                                            26 Clark Drive
                                            West Hartford, CT  06117

                  If to the Company:        Phoenix Home Life Mutual Insurance Company

                                            One American Row

                                            Hartford, CT 06102-5056

                                            Attention: General Counsel

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                                                                                                  EXHIBIT 10.54

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  (g)    This Agreement constitutes the entire agreement and understanding between the
Executive and the Company concerning termination of the Executive's employment with the Company subsequent to a
Change in Control; the parties hereby acknowledging, however, that this Agreement provides for certain payments and benefits to the Executive to be determined by the Company's employee benefit programs and plans and, to the extent so provided, such programs and plans constitute part of the agreement and understanding between
Executive and the Company concerning termination of Executive's employment with the Company subsequent to a
Change in Control. No assurances or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                  (h)    No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without giving effect to the provisions, principles, or policies thereof relating to choice or conflict of laws.

                  (i)    The invalidity or unenforceability of any provisions of this Agreement in any circumstance shall not affect the validity or enforceability of such provision in any other circumstance or the validity or enforceability of any other provision of this Agreement, and except to the extent such provision is invalid or unenforceable, this Agreement shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (j)    Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and any such arbitration award shall be final and binding on the parties. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. In the event of any breach or threatened breach of the provisions of Section 5(a) hereof by the Executive, Phoenix, in addition to any other rights and remedies it may have, shall be entitled to seek an injunction from any court having equity

                                                       16

                                                                                                  EXHIBIT 10.54

jurisdiction without being required to post a bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach by the Executive will cause irreparable injury to Phoenix and that money damages will not provide an adequate remedy to Phoenix.

                  (k) This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Phoenix Investment Partners, Ltd                          [Print Name Below Signature]

By: /s/ Michael E. Haylon                                 By: /s/ Robert W. Fiondella

Name: Michael E. Haylon                                   Name: Robert W. Fiondella

Title: Executive Vice President                           Title: Chairman & CEO

                                                       17